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                                      IGEN, INC.
                                     EXHIBIT 11.1

                  STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                      (UNAUDITED)

                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                                        SEPTEMBER 30,          SEPTEMBER 30
                                     1996         1995      1996          1995
                                     ----         ----      ----          ----

Average Common Shares Outstanding:  14,958       14,733    14,941       14,739
                                   -------      -------   -------      -------

Net Loss                           $(1,710)     $(1,948)  $(3,234)     $(3,789)
                                   -------      -------   -------      -------
                                   -------      -------   -------      -------

Net loss per share                   $(.11)       $(.13)    $(.22)       $(.26)
                                   -------      -------   -------      -------
                                   -------      -------   -------      -------


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